Exhibit 23.1


                    Consent of Independent Public Accountants

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of River Valley Bancorp (the "Company"), File Number 0-21765, of our report dated February 23, 2001 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's 2000 Annual Report on Form 10-KSB filed pursuant to the Securities and Exchange Act of 1934.



/s/ Olive LLP
OLIVE LLP

Indianapolis, IN
March 29, 2001